Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8  (Nos. 333-204989, 333-201982, 333-192270, 333-177006, 333-162032, 333-140757, 333-84422) and Form S-3 (Nos. 333-201608, 333-122850, 333-112712, 333-104584) of The Advisory Board Company of our report dated February 29, 2016 relating to the financial statements of Evolent Health LLC (Successor), which appears in this Annual Report on Form 10‑K.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
March 11, 2016